                                                            Rule 424(b)(3)
                                       Registration Statement No. 333-21901

Pricing Supplement No. 15
Dated April 24, 1997

(To Prospectus dated February 24, 1997 and
Prospectus Supplement dated February 24, 1997)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $500,000,000
                        Medium-Term Notes, Series I

Principal Amount: $5,000,000

Issue Price: $5,000,000

CUSIP: 45974VSN9

Settlement Date:        April 29, 1997

Stated Maturity (date): January 3, 2001

Interest Rate: 7.00%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions: